UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2004

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b)

On November 21, 2004, the audit committee of the Registrant’s Board of Directors approved the engagement of Stonefield Josephson, Inc. to serve as the Registrant’s independent public accountants.

During the Registrant’s two most recent fiscal years and the subsequent interim period prior to the Registrant’s engagement of Stonefield Josephson, Inc., the Registrant did not consult with Stonefield Josephson, Inc. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events listed in paragraphs (a)(1)(iv) or (a)(1)(v) of Item 304 of Regulation S-K.

The Registrant requested Stonefield Josephson, Inc., to review this Current Report on Form 8-K, and it provided Stonefield Josephson, Inc., with the opportunity to furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which it does not agree with the statements made by the Registrant in this Current Report on Form 8-K. Stonefield Josephson, Inc., has advised the Registrant that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ CLARKE SENIFF
Clarke Seniff Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 24, 2004